Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(3)	457	(o)	$11,500,000	0.0001476	$1,697.40
		Representative’s Warrants(4)	457	(g)	—	—	—
		Common stock issuable upon exercise of Representative’s Warrants(5)	457	(o)	$718,750	0.0001476	$106.09

	Total Offering Amounts				$12,218,750	0.0001476	$1,803.49
	Total Fees Previously Paid						$-
	Total Fee Offsets						—
	Net Fee Due						$1,803.49

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Includes shares to be sold upon exercise of the underwriters’ option to purchase additional shares.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(3)	Includes shares of common stock which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments.
(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)	The registrant has agreed to issue to Representative or its designees warrants (the “Representative’s Warrants”), entitling the Representative to purchase up to 5% of the number of shares of common stock sold in this offering, plus any shares of common stock sold upon exercise of the Representative’s over-allotment option. The exercise price of the Representative’s Warrants is equal to 125% of the initial public offering price of the shares of common stock offered hereby. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of such warrants is $718,750, which is equal to 125% of $575,000 (5% of the proposed maximum aggregate offering price of $11,500,000).